UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2011
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14169	22-3178468

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland	20850-7464

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On March 9, 2011, Human Genome Sciences, Inc. and GlaxoSmithKline PLC announced that the U.S. Food and Drug Administration has approved BENLYSTA® for the treatment of adult patients with active, autoantibody-positive systemic lupus erythematosus who are receiving standard therapy. The press release issued by HGS and GSK concerning this announcement is attached hereto as Exhibit 99.
The price for BENLYSTA has been set at $443.18 for a 120 mg vial and $1,477.26 for a 400 mg vial. The average price for an annual course of treatment would be approximately $35,000. This average price is based on the median U.S. and Canadian patient weight in the company’s Phase III clinical trials for BENLYSTA (73 kg or 161 lbs).

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
99     Press Release, dated March 9, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
	By:	/s/ James H. Davis, Ph.D.
		Name:	James H. Davis, Ph.D.
Date: March 9, 2011		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99	Press Release, dated March 9, 2011.